Exhibit 99.1

THIS CONVERTIBLE SENIOR SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

CONVERTIBLE SENIOR SECURED PROMISSORY NOTE

Denver, Colorado
Principal Sum	February 15, 2007

FOR VALUE RECEIVED, HEARTLAND OIL AND GAS CORP. (“Maker,” or, the “Company”), whose address is 1625 Broadway, Suite 1480, Denver, Colorado 80202, promises to pay to the order of                                  (“Payee”), at places designated in writing in advance by Payee, when due, the principal sum of                                  ($                ) (the “Principal Amount”). The obligations of Maker under this Note are secured by the Security Agreement dated as of September 29, 2006, as it may be amended from time to time, between Maker and Payee.

1. Interest. No interest shall accrue on the Principal Amount.

2. Payments. The Principal Amount shall be due and payable on the earlier of (a) March 28, 2007 and (b) the closing date of any Subsequent Financing (the “Maturity Date”). All amounts payable hereunder are payable in lawful money of the United States of America. Payment shall be deemed made and effective at 11:59 p.m. Colorado time on the date of payment, regardless of the actual time of delivery of such payment. “Subsequent Financing” means a financing occurring after the date hereof and on or prior to the Maturity Date in which Maker issues (i) equity or equity-linked securities, or (ii) debt which is convertible into equity, in which there is an equity component, or which could otherwise result in the issuance of equity securities (“Additional Securities”).

3. Prepayment at Option of Maker. Maker may prepay in cash all (but not less than all) of the Principal Amount of this Note prior to the Maturity Date without the prior written consent of Payee.

4. Use of Proceeds. This Note is one of three convertible senior secured promissory notes issued to the Company as of the date hereof, which three notes have an aggregate principal amount of                                  ($                ) (the “Aggregate Proceeds”). The

Company shall apply the Aggregate Proceeds in the following manner: (i) first, to repay certain existing indebtedness owing to Payee in a principal amount of                                  ($                ) , plus accrued interest thereon, evidenced by that certain promissory note dated as of December 8, 2006; (ii) next to pay attorney and due diligence fees in an amount equal to                                  ($                ) and (iii) the remainder for the Company’s working capital purposes.

5. Consent Requirements. So long as any Principal Amount remains outstanding hereunder, Maker shall not, in each case without first obtaining the prior written consent of Payee:

(a) redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, any capital stock of Maker;

(b) increase the par value of Maker’s common stock;

(c) create or issue any debt securities or incur any indebtedness or redeem, repurchase, prepay or otherwise acquire any outstanding debt securities or indebtedness of Maker (other than trade payables incurred in the ordinary course of business consistent with past practice), except as expressly required by the terms of such securities or indebtedness;

(d) sell all or substantially all of Maker’s assets or stock, or consolidate or merge with another entity;

(e) liquidate, dissolve, recapitalize or reorganize;

(f) enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions; or

(g) cause or authorize any subsidiary of Maker to engage in any of the foregoing actions.

6. Optional Conversion.

(a) Subject to Section 8, Payee may convert this Note on the Maturity Date into that number of shares of common stock of Maker that results from dividing the Principal Amount by $0.04.

(b) Payee shall effect the conversion of this Note pursuant to this Section 6 by providing notice to Maker of its intent to convert and surrendering this Note to Maker. Not later than three trading days after receipt of such notice and the surrendered Note from Payee, Maker shall deliver to Payee a certificate or certificates representing the number of shares of common stock being acquired upon the conversion of this Note.

(c) In case Maker shall, after the original issue date of this Note (i) subdivide its outstanding shares of common stock into a greater number of shares or issue additional shares of common stock for no consideration as a stock dividend, (ii) combine its outstanding shares of common stock into a smaller number of shares of common stock, or (iii) issue any shares of its capital stock in a reclassification of the common stock, then the number of common shares receivable upon conversion of this Note immediately prior thereto shall be adjusted so that Payee shall be entitled to receive the kind and number of common shares or other securities of Maker which it would have owned or have been entitled to receive had this Note been converted in advance thereof. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

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8. Limitation on Conversion. Notwithstanding anything to the contrary herein, in no event shall this Note be converted into shares of common stock or other securities of the Company to the extent that such conversion would result in Payee and its affiliates together beneficially owning more than 9.99% of the outstanding shares of common stock. For purposes of this Section 8, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder.

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10. Events of Default; Attorneys’ Fees. As used in this Note, an “Event of Default” means any one of the following events (whatever the reason of such Event of Default, and whether it be voluntary or be effected by operation of law):

(a) Default in the payment of the Principal Amount of this Note when it becomes due and payable and continuance of such default for a period of five trading days after there has been received by Maker from Payee a written notice specifying such default;

(b) Breach by Maker of any other material term hereunder (except with respect to the matters covered by subparagraph (a) above, as to which subparagraph (a) shall apply) or under the Security Agreement, and if such breach is curable, failure to cure such breach within ten trading days after there has been received by Maker from Payee a written notice specifying such breach;

(c) The entry by a court or agency or other authority having competent jurisdiction of: (1) a decree or order for relief in respect of Maker in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; (2) a decree or order adjudging Maker to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of Maker and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (3) a decree or order appointing any person or entity to act as a custodian, conservator, receiver, liquidator, assignee, trustee or other similar official of Maker or of any substantial part of the property of Maker, or ordering the winding up or liquidation of the affairs of Maker and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(d) The commencement by Maker of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Maker to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Maker of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by Maker to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Maker or any substantial part of the property of Maker or the making by Maker of an assignment for the benefit of creditors.

If an Event of Default occurs and is continuing, then Payee may declare the Principal Amount of this Note to be due and payable immediately, by a notice in writing to Maker, and upon any such declaration, such amount shall become immediately due and payable. Maker hereby agrees to pay reasonable attorneys’ fees and all other reasonable costs and expenses incurred, after an Event of Default, in the enforcement of this Note, the enforcement of any security interest with respect to this Note, and the collection of amounts due hereunder, whether such enforcement or collection is by court action or otherwise.

Any Principal Amount which is not paid when due shall result in a late charge being incurred and payable by Maker in an amount equal to interest on such amount at the rate of 12% per annum from the date such amount was due until the same is paid in full.

11. Liquidation, Dissolution or Winding Up. In the event of any liquidation, insolvency, dissolution or winding up of Maker, whether voluntary or involuntary, Payee shall be entitled, subject to the applicable provisions of applicable bankruptcy, insolvency or similar laws to be paid first out of the assets of Maker, whether such assets are capital, surplus or earnings, an amount (the “Liquidation Value”) equal to sum of the applicable Principal Amount. Whenever the distributions provided for in this Section 11 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of Maker. For purposes of this Section 11, the following shall be deemed to be a liquidation, dissolution, or winding up of Maker: (i) the sale of all or substantially all of the assets of Maker, (ii) the merger or consolidation of Maker with or into any other entity (other than a merger or consolidation in which shares of Maker’s voting capital stock outstanding immediately before such merger or consolidation are exchanged or converted into or constitute shares which represent more than fifty percent (50%) of the surviving entity’s voting capital stock after such consolidation or merger), and (iii) a transaction or series of related transactions in which a person or group of persons (as defined in Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires beneficial ownership (as determined in accordance with Rule 13d-3 of the Exchange Act) of more than 50% of the voting power of the Maker in a business combination transaction. The provisions of this Section 11 shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of Maker, (2) a merger of Maker with or into a wholly-owned subsidiary of Maker that is incorporated in the United States of America, or (3) an acquisition by Maker by merger, reorganization or consolidation, after which Maker is substantively the surviving company and operates as a going concern, of another entity incorporated in the United States of America that is engaged in a business similar or related to the business of Maker.

12. Certain Actions Prohibited. Maker shall not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may reasonably be requested by the holder of this Note in order to protect the exchange privileges of Payee against impairment, consistent with the tenor and purpose of this Note.

13. No Transfer; Miscellaneous. Neither Payee nor Maker may assign or otherwise transfer this Note or any interest therein to any other person or entity without the express written consent of the other. This Note shall be binding upon any entity succeeding to Maker by operation of law. Maker waives demand for payment, presentment for payment, notice of dishonor, protest and notice of protest. This Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the State of Nevada. No delay or omission by Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude any or full exercise thereof or the exercise of any other right or power. Each legal holder hereof shall have and may exercise all the rights and powers given to Payee herein. If any provision of this Note shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Note.

14. Waivers; Forbearance; Acknowledgements.

(a) Payee acknowledges that it is aware of Maker’s current financial situation.

(b) Payee acknowledges that Maker is seeking additional financing and that no assurance can be provided by Maker that it will be able to satisfy its obligations to Payee under this Note if Maker fails to obtain such financing.

15. Amendment. No term of this Note may be amended or waived without the written consent of Maker and Payee.

[Signature Page Follows]

The issuance date of this Note is February 15, 2007, and this Note is executed on the date stated below.

HEARTLAND OIL AND GAS CORP.

By:
Name:
Title:
Date: